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                                                                    EXHIBIT 10.4

                                PROMISSORY NOTE


$ ____________                                                ____________, 1997

     This PROMISSORY NOTE (this "Note") is executed as of this ___ day of ________________, 1997, by COMMUNICATIONS SYSTEMS INTERNATIONAL, INC., a Colorado corporation ("Maker"), whose address is 8 S. Nevada Avenue, Suite 101, Colorado Springs, Colorado 80903, in favor of _______________ ("Holder"), whose legal address is _______________ .

     1.   Promise to Pay.  For value received, Maker hereby promises to pay to
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the order of Holder the principal sum of $_____ ("Loan Amount"), together with interest thereon at the rate as hereinafter specified, all in lawful money of the United States of America which constitutes legal tender for payment of debts, public and private, at the time of payment.

     2.   Interest Rate.  Interest on the unpaid principal balance of this Note
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outstanding from the date hereof and from time to time shall be paid at a rate equal to 15% per annum ("Interest Rate"). Interest payable hereunder shall be calculated on a 360-day year based on the actual number of days for which any amounts payable hereunder remain outstanding.

     3.   Maturity Date.  The "Maturity Date" shall mean __________________,
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1997 [6 MONTHS FROM NOTE DATE]; provided, however, that Maker at its sole option on 10 days' prior written notice to Holder may extend the Maturity Date to __________________, 1998 [12 MONTHS FROM NOTE DATE]. The entire outstanding principal balance of this Note, together with all accrued but unpaid interest, shall, if not previously paid, be finally due and payable on the Maturity Date.

     4.   Payment Schedule.  Interest shall accrue on the outstanding principal
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balance hereunder at the Interest Rate and shall be due and payable on the
Maturity Date along with the entire outstanding principal balance of this Note, if not previously paid.

     5.   Prepayment Privilege.  Maker shall have the right to prepay all or any
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portion of the Loan Amount, together with accrued interest thereon, at any time with no prepayment penalty whatsoever. Any such prepayment shall be made pro rata among the holders of all promissory notes having the same interest rate and terms as this Note based on their then outstanding loan amounts. Maker shall give Holder at least 10 days' prior written notice of any proposed prepayment.

     6.   Warrants.  For each $10,000 of Loan Amount evidenced by this Note,
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Holder shall receive 1,000 warrants to purchase common stock, no par value
("Common
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Stock"), of Maker (the "Warrants"); provided, however, that if Maker shall extend the term of this Note as of the Maturity Date pursuant to Paragraph 3 hereof, Maker shall issue to Holder additional Warrants in an amount equal to the number of Warrants issued pursuant to this Note. The Warrants (and such additional Warrants), if any, shall be subject to the terms set forth in the "Agreement and Terms of Warrants" attached hereto as Exhibit A.
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     7.   Application of Payments.  All payments hereunder shall be applied
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first to the payment of accrued and unpaid interest on the principal of this
Note, including interest accrued at the Default Rate as hereinafter provided; and second, to the reduction of principal of this Note.

     8.   Default Interest Rate.  Any payment not made within five days after
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the same is due hereunder, and including the entire balance of principal, interest, and other sums then due, shall bear interest at 3% above the then current Interest Rate ("Default Rate"), such interest to accrue from the date due until paid.

     9.   Default.  Each of the following shall constitute an "Event of Default"
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under this Note:

          (a) The failure of Maker to pay in full any amount due hereunder by the date the same is due, as provided herein, and such failure shall continue for 10 days after written notice from Holder to Maker of such failure, or Maker's failure to pay in full any amount due hereunder upon maturity of this Note, by acceleration or otherwise; or

          (b) The failure of Maker to perform, satisfy and observe in full, when due, any of the obligations, covenants, conditions and restrictions under this Note, not involving the payment of money, and such failure shall continue for 30 days after written notice from Holder to Maker of such failure, or if said failure cannot reasonably be cured within said 30-day period, Maker shall not have cured such failure within a reasonable time after the written notice from Holder to Maker described above.

     10.  Right to Accelerate on Event of Default.  Upon the occurrence of any
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Event of Default hereunder, the entire balance of principal, accrued interest, and any other sums owing hereunder shall, at the option of Holder, become at once due and payable without prior notice or demand.

     11.  Waivers of Demand, etc.  Maker and all parties now or hereafter liable
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for the payment hereof, primarily or secondarily, directly or indirectly, and whether as endorser, guarantor, surety, or otherwise, severally waive demand, presentment, notice of dishonor or nonpayment, protest and notice of protest, and diligence in collecting, and consent to extensions of time for payment, renewals of this Note and acceptance of partial payments, whether before, at, or after maturity, all or any of which may be made without notice to any of said parties and without affecting their liability to Holder.

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     12.  Costs of Collection.  Maker and all parties now or hereafter liable
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for the payment hereof agree to pay all costs and expenses, including reasonable attorneys' fees, incurred in collecting this Note or any part thereof.

     13.  No Usury Payable.  The provisions of this Note and of all agreements
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between Maker and Holder are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to Holder for the use, forbearance, or retention of the Loan Amount ("Interest") exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, the performance or fulfillment of any provision hereof or of any other agreement between Maker and Holder shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Holder should ever receive as Interest an amount which would exceed the highest lawful rate, the amount which would be excessive Interest shall be applied to the reduction of the principal balance owing hereunder (or, at Holder's option, or if no principal shall be outstanding, be paid over to Maker) and not to the payment of Interest.

     14.  Subordination; No Security.  The indebtedness evidenced by this Note,
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including all principal, interest and other sums owing hereunder, are subordinate and subject in right of payment to the payment in full of all other indebtedness of Maker. This Note is not secured by any assets of Maker or other collateral.

     15.  Severability of Provisions.  If any provision hereof shall, for any
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reason and to any extent, be invalid or unenforceable, then the remainder of the instrument in which such provision is contained, the application of the provision to other persons, entities or circumstances, and any other instrument referred to herein shall not be affected thereby but instead shall be enforceable to the maximum extent permitted by law.

     16.  Successors to Maker or Holder.  The term "Maker" as used herein shall
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include the original maker of this Note and any party who may subsequently become primarily liable for the payment hereof. The term "Holder" as used herein shall mean the original payee of this Note or, if this Note is transferred, the then holder of this Note, provided that, until written notice is given to Maker designating another party as Holder, Maker may consider the Holder to be the original payee or the party last designated as Holder in a written notice to Maker.

     17.  Notices.  All notices, consent or other instruments or communications
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provided for under this Note shall be in writing, signed by the party giving the same, and shall be deemed properly given and received when actually delivered and received or three business days after mailed, if sent by registered or certified mail, postage prepaid, to the address set forth in the first paragraph of this Note, or to such other address as a party may designate by written notice to the other party.

     18.  Captions for Convenience.  The captions to the Sections hereof are for
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convenience only and shall not be considered in interpreting the provisions hereof.

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     19.  Governing Law.  Regardless of the place of its execution, this Note
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shall be construed and enforced in accordance with the laws of the State of
Colorado.


                              MAKER:

                              COMMUNICATIONS SYSTEMS INTERNATIONAL, INC.


                              By:   ____________________________________

                                    Name: ______________________________

                                    Title: _____________________________

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